Exhibit 10.2

DTLL

March 23, 2006

Board of Directors
GRAND SIERRA RESORTS
3468 Rice Street
Vadnais Heights MN 55126

RE: Proposed Transaction

Dear Members of the Board,

This letter is to extend the deadline of the offer of a proposed transaction, as outlined in the letter dated March 15, 2006 and amended in a letter dated March 17, 2006.

We will keep the terms and conditions of the offer as outlined in the letters.

We look forward to working with the company to close this transaction and agree to keep this offer open until 5 pm EST on Tuesday April 4, 2006.

Sincerely,

Dual Cooper
President

Destination Travel Leisure International
1650 West 82nd Street, Suite 1200, Bloomington, MN 55431